CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of REM Business Solutions, Inc. on Form S-1 of our report dated, February 12, 2009 relating to the consolidated financial statements of REM Business Solutions, Inc. for the period ending January 31, 2009.

The Blackwing Group, LLC
Independence, MO
May 8, 2009